News Release

Firsthand Technology Value Fund Receives

Nasdaq Notification Regarding Minimum Bid Price Deficiency

San Jose, CA, May 2, 2020 – Firsthand Technology Value Fund, Inc. (NASDAQ: SVVC) (the “Fund” or “Firsthand”), a publicly-traded venture capital fund that invests in technology and cleantech companies, announced today that it received a written notice (the “Notification Letter”) from the NASDAQ Stock Market LLC (“Nasdaq”) on April 27, 2023 indicating that the Fund is not in compliance with the $1.00 closing bid price requirement under Nasdaq Listing Rule 5550(a)(2).

The Notification Letter does not result in the immediate delisting of the Fund’s common stock and, at least until the expiration of the compliance period discussed below, Firsthand’s common stock will continue to trade uninterrupted on the Nasdaq Global Market under the symbol “SVVC.”

Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum closing bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price required exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of the Fund’s common stock for the 30 consecutive business days from March 15, 2023, through April 26, 2023, the Fund no longer met the minimum bid price requirement.

The Notification Letter does not impact the Fund’s listing on the Nasdaq Global Market at this time. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Fund has been provided 180 calendar days, or until October 24, 2023, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the Fund’s common stock must have a closing bid price of at least $1.00 for a minimum of 10 consecutive business days. In the event that the Fund does not regain compliance by October 24, 2023, the Fund may be eligible for additional time to regain compliance.

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The Fund’s business operations are not affected by the receipt of the Notification Letter. The Fund intends to monitor the closing bid price of its common stock and may, if appropriate, consider implementing available options, including, but not limited to, implementing a reverse share split of its outstanding common stock, to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules. The Fund cannot at this time give any assurances about whether or how it will be able to address this requirement. The Fund will issue a further announcement with respect to any change in status or proposed action.

About Firsthand Technology Value Fund

Firsthand Technology Value Fund, Inc. is a publicly-traded venture capital fund that invests in technology and cleantech companies. More information about the Fund and its holdings can be found online at www.firsthandtvf.com.

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The Fund is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Fund’s investment objective is to seek long-term growth of capital. Under normal circumstances, the Fund will invest at least 80% of its total assets for investment purposes in technology and cleantech companies.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will," and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Fund’s historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions, regulatory and legal changes, technology and cleantech industry risk, valuation risk, non-diversification risk, interest rate risk, tax risk, and other risks discussed in the Fund’s filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Fund undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Fund’s investment objectives will be attained. We acknowledge that, notwithstanding the foregoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as us.

Contact:

Phil Mosakowski

Firsthand Capital Management, Inc.

(408) 624-9526

vc@firsthandtvf.com